News Release

Media Inquiries	Investor Inquiries

Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
800-759-8888, Pin # 2584777 (pager)	888-417-3212 (pager)
williamprice@lucent.com	debono@lucent.com

Frank Briamonte	Dina Fede
908-582-3193 (office)	908-582-0366 (office)
800-607-9849 (pager)	fede@lucent.com
fbriamonte@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2004

•	Records net income of $387 million or 8 cents per diluted share

•	Posts revenues of $2.19 billion for the quarter

FOR IMMEDIATE RELEASE: WEDNESDAY, July 21, 2004

          MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the third quarter of fiscal 2004, which ended June 30, 2004, in accordance with U.S. generally accepted accounting principles (GAAP). Lucent reported net income of $387 million or 8 cents per diluted share. These results compare with net income of $68 million or 2 cents per diluted share in the second quarter of fiscal 2004 and a net loss of $254 million or 7 cents per diluted share in the year-ago quarter.

          The company recorded revenues of $2.19 billion in the quarter, essentially flat sequentially and an increase of 11 percent from the year-ago quarter. The company recorded revenues of $2.19 billion in the second quarter of fiscal 2004 and recorded $1.96 billion in the year-ago quarter.

          The third quarter’s earnings per share included the positive impact of certain items, including the revaluation of warrants that are expected to be issued as part of Lucent’s global settlement of shareowner litigation, bad debt and financing recoveries, and a net reversal of certain business restructuring charges. The net effect of these items was a positive impact of about 4 cents per diluted share.1

          The impact of similar items resulted in an unfavorable impact of about 1 cent per diluted share in the second quarter of fiscal 2004 and no impact in the year-ago quarter.1

EXECUTIVE COMMENTARY

          “We continued our profitable momentum this quarter and saw some positive signs in the key areas we have identified for growth,” said Lucent Technologies Chairman and CEO Patricia Russo. “This quarter, we announced 35 customer wins and trials, spanning 20 countries around the world. We are seeing more progress in areas like VoIP, mobile high-speed data and broadband access, while tapping into new international markets.

          “Progress in our 3G wireless business was highlighted by a $5 billion agreement announced with Verizon Wireless last week and a number of network expansions and agreements in the quarter with existing CDMA customers such as China Unicom, U.S. Cellular, Tata Teleservices and Telecom New Zealand. Cingular announced a UMTS trial agreement with us this quarter as well,” said Russo. “We now have announced more than 20 customers for our Accelerate™ VoIP portfolio, including an agreement with BellSouth. We continue to build our services business, highlighted by new professional and managed services contracts, including recent announcements with HOT Telecom in Israel and Nextel Peru. We are showing progress in our government and broadband access businesses, including two new deals with the U.S. Department of Defense and an agreement with Microsoft to develop IPTV for broadband networks.

          “With recent announcements from our customers, we are seeing more significant, multi-year plans being developed for next-generation networks that will deliver IP-based multimedia services, while managing network operating costs,” said Russo. “We see these developments playing to our strengths in designing, deploying and servicing converged networks for our customers.”

          Lucent Technologies Chief Financial Officer Frank D’Amelio said: “We have consistently generated profitable results as the market has stabilized and expect to report a full year of profitability when we talk to you again in October. At this point, we expect annual revenues to increase on a percentage basis in the mid-single digits for the 2004 fiscal year. We will continue to manage our cost and expense profile as we go forward, while making selective investments in areas like VoIP and mobile high-speed data to profitably grow the business.”

GROSS MARGIN AND OPERATING EXPENSES

          Gross margin for the quarter was 43 percent of revenues, which was the same as the gross margin rate for the second quarter of fiscal 2004.

2

          Operating expenses for the third quarter of fiscal 2004 were $598 million as compared with $623 million for the second quarter of fiscal 2004.

BALANCE SHEET UPDATE

          As of June 30, 2004, Lucent had about $4.7 billion in cash and marketable securities, which represents an increase of more than $100 million from the previous quarter. The increase was primarily driven by operating activities.

REVIEW OF OPERATIONS – THREE MONTHS ENDED JUNE 30, 2004

          On a sequential basis, revenues in the United States increased 7 percent to $1.4 billion, and revenues outside the United States decreased 10 percent to $785 million. Compared with the year-ago quarter, U.S. revenues and revenues outside the United States increased by 17 percent and 3 percent, respectively.

Integrated Network Solutions (INS)

          Revenues for the third quarter of fiscal 2004 were $715 million, a decrease of 3 percent sequentially and 12 percent compared with the year-ago quarter.

          In the third quarter, Lucent made several important contract, product, partnership and acquisition announcements, including wins in areas such as voice over Internet protocol (VoIP), broadband access and optical:

•	Lucent continues to announce new customers for its Accelerate™ VoIP portfolio, including a three-year agreement with BellSouth that will enable the company to expand VoIP services throughout its nine-state territory, as well as other announcements with KPY Networks of Finland, FiberNet, Telscape, Rye Telephone, ALLTEL, Pac-West Telecomm and PAETEC.

•	Lucent announced an optical networking win with Jiangsu Telecom; network upgrades and expansions with KPN of the Netherlands and Hondutel of Honduras; broadband access deals with Telefônica of Brazil and KT of South Korea; and a series of Personal Handyphone System (PHS) contracts with China Telecom.

•	In the area of new product development, Lucent introduced an IP/MPLS module, jointly developed with Juniper Networks, that extends the life and capability of the widely deployed CBX 500® Multiservice Switch; the company announced the new high-capacity CBX 3500™ Multiservice Edge Switch, which Choice One is trialing and China Unicom intends to trial; and it enhanced its metro optical portfolio with the Metropolis® Wavelength Services Manager.

•	Lucent’s partnership with Juniper Networks continues to gain momentum as part of a $35 million agreement with Xspedius, which will offer VoIP services to its business customers in the southern United States.

3

•	Lucent announced its acquisition of Telica, a provider of next-generation VoIP solutions, to allow it to address a much wider range of VoIP network buildouts. The acquisition is still expected to close in Lucent’s fourth fiscal quarter.

Mobility Solutions

          Revenues for the third quarter of fiscal 2004 were $986 million, an increase of 4 percent sequentially and 58 percent compared with the year-ago quarter.

          In the third quarter, Lucent continued to show its strength in 3G spread spectrum technology:

•	During the quarter, Lucent announced 3G network deployments and expansions with U.S. Cellular, China Unicom, Tata Teleservices, Telecom New Zealand and Bermuda Digital Communications, as well as its first wireless contracts in Pakistan and Vietnam.

•	Lucent and Novatel Wireless continued to make progress in Universal Mobile Telecommunications System (UMTS) wireless PC cards with a sale to 3, the global brand name for Hutchison Whampoa’s 3G services, for its customers in Australia, Denmark, Italy and Sweden.

•	Lucent continues to build its mobile high-speed data business, highlighted in the third quarter by an announced trial of 3G UMTS technology with Cingular Wireless in Atlanta.

•	Lucent announced a successful CDMA450 trial with Anatel, Brazil’s federal communications agency, and a 3G CDMA2000 1X-EVDO data network trial with VIVO in Brazil.

Lucent Worldwide Services (LWS)

          Revenues for the third quarter of fiscal 2004 were $473 million, a decrease of 1 percent sequentially and an increase of 5 percent compared with the year-ago quarter.

          Lucent Worldwide Services continues to focus on broadening its business and leveraging its multivendor and network integration capabilities with new professional, managed and maintenance services wins, as well as contributions to several other major contracts:

•	Just last week, Lucent announced a $35 million contract with HOT Telecom for network integration and security services on its VoIP network in Israel.

•	During the quarter, Lucent announced that it had been selected by Nextel Peru, a leading provider of fully integrated wireless communications services in Peru, to provide managed services for its multivendor network.

•	In April, Lucent announced a contract with T-Systems International, the systems division of Deutsche Telekom, to provide multivendor maintenance and support services for IP equipment.

•	Lucent also signed a multiyear agreement with MoviStar P.R., a leading mobile communications operator in Puerto Rico, to provide operations and maintenance support for MoviStar’s CDMA wireless network.

4

•	There were also services components in several other contract announcements this quarter, including BellSouth, ALLTEL, U.S. Cellular, Xspedius, Jiangsu Telecom and China Unicom.

     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor/conference/webcast040721.html. It will be maintained on the site for replay through Wednesday, July 28, 2004.

     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: fluctuations in the telecommunications market; our ability to compete effectively; our product portfolio and ability to keep pace with technological advances in our industry; our reliance on a limited number of key customers; our exposure to the credit risk of our customers; the pricing, cost and other risks inherent in our long-term sales agreements; the costs and risks associated with our pension and postretirement benefit obligations; the social, political and economic risks of our foreign operations; our reliance on third parties to manufacture most of our products; our ability to generate positive cash flow; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; the complexity of our products; changes to existing regulations or technical standards; changes in environmental health and safety laws; the potential impact on us in connection with negotiating new collective bargaining agreements; and our ability to retain and recruit key personnel. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

[1]	Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

5

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended June 30, 2004, March 31, 2004 and June 30, 2003

Exhibit B	Consolidated statements of operations for the nine months ended June 30, 2004 and June 30, 2003

Exhibit C	Consolidated balance sheets as of June 30, 2004, March 31, 2004 and September 30, 2003

Exhibit D	Consolidated statements of cash flows for the three months ended June 30, 2004, March 31, 2004 and December 31, 2003 and the nine months ended June 30, 2004 and June 30, 2003

Exhibit E	Summary of significant items impacting results and reconciliation of basic to diluted EPS

Exhibit F	Segment and product information for the three months ended June 30, 2004, March 31, 2004 and June 30, 2003

Exhibit G	Segment and product information for the nine months ended June 30, 2004 and June 30, 2003

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	June 30, 2004	March 31, 2004	June 30, 2003
REVENUES
Products	$1,717	$1,715	$1,516
Services	473	479	449

Total revenues	2,190	2,194	1,965

COSTS
Products	903	882	1,033
Services	340	374	359

Total costs	1,243	1,256	1,392

Gross margin	947	938	573
Gross margin %	43.2%	42.8%	29.2%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	381	414	444
Recovery of bad debts and customer financings	(90)	(99)	(32)

Selling, general and administrative	291	315	412
Research and development	334	325	382
Goodwill impairment	—	—	35
Business restructuring	(27)	(17)	13

Total operating expenses	598	623	842
Operating income (loss)	349	315	(269)
Other income (expense), net	128	(172)	31
Interest expense	94	97	85

Income (loss) from operations before income taxes	383	46	(323)
Benefit from income taxes	(4)	(22)	(69)

Net income (loss)	387	68	(254)
Conversion expense - 8.00% redeemable convertible preferred stock	—	—	(20)
Preferred dividends and accretion	—	—	(21)

Net income (loss) applicable to common shareowners	$387	$68	$(295)

Basic earnings (loss) per share applicable to common shareowners	$0.09	$0.02	$(0.07)
Diluted earnings (loss) per share applicable to common shareowners	$0.08	$0.02	$(0.07)

Weighted average number of common shares outstanding — basic	4,288	4,255	4,121

Weighted average number of common shares outstanding — diluted	5,097	4,346	4,121

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Nine months ended June 30,
	2004	2003
REVENUES
Products	$5,225	$5,076
Services	1,418	1,367

Total revenues	6,643	6,443

COSTS
Products	2,766	3,504
Services	1,073	1,150

Total costs	3,839	4,654

Gross margin	2,804	1,789
Gross margin %	42.2%	27.8%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	1,136	1,398
Recovery of bad debts and customer financings	(203)	(99)

Selling, general and administrative	933	1,299
Research and development	951	1,153
Goodwill impairment	—	35
Business restructuring	(15)	(137)

Total operating expenses	1,869	2,350
Operating income (loss)	935	(561)
Other income (expense), net	35	(436)
Interest expense	304	258

Income (loss) from operations before income taxes	666	(1,255)
Benefit from income taxes	(127)	(386)

Net income (loss)	793	(869)
Conversion expense - 8.00% redeemable convertible preferred stock	(1)	(286)
Preferred dividends and accretion	12	(82)

Net income (loss) applicable to common shareowners	$804	$(1,237)

Basic earnings (loss) per share applicable to common shareowners	$0.19	$(0.32)
Diluted earnings (loss) per share applicable to common shareowners	$0.17	$(0.32)

Weighted average number of common shares outstanding — basic	4,241	3,882

Weighted average number of common shares outstanding — diluted	4,822	3,882

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	June 30,	March 31,	September 30,
	2004	2004	2003
Assets:
Cash and cash equivalents (a)	$3,186	$3,329	$3,821
Marketable securities (a)	935	821	686
Receivables, less allowances of $113, $140 and $246, respectively	1,526	1,587	1,511
Inventories	982	789	632
Other current assets	854	933	1,183

Total current assets	7,483	7,459	7,833
Marketable securities (a)	574	439	—
Property, plant and equipment, net	1,408	1,479	1,593
Prepaid pension costs	5,186	5,013	4,659
Goodwill and other acquired intangibles, net	184	185	188
Other assets	1,135	1,206	1,492

Total assets	$15,970	$15,781	$15,765

Liabilities:
Accounts payable	$984	$989	$1,072
Payroll and benefit-related liabilities	1,109	953	1,080
Debt maturing within one year	908	907	389
Other current liabilities	2,827	2,903	2,479

Total current liabilities	5,828	5,752	5,020
Postretirement and postemployment benefit liabilities.	4,689	4,707	4,669
Pension liability	2,158	2,270	2,494
Long-term debt	4,102	4,214	4,439
Liability to subsidiary trusts issuing preferred securities	1,152	1,152	1,152
Other liabilities	1,105	1,206	1,362

Total liabilities	19,034	19,301	19,136
Commitments and contingencies
8.00% redeemable convertible preferred stock	—	—	868
Shareowners’ deficit:
Common stock (b)	43	43	42
Additional paid-in capital	22,711	22,610	22,252
Accumulated deficit	(22,002)	(22,389)	(22,795)
Accumulated other comprehensive loss	(3,816)	(3,784)	(3,738)

Total shareowners’ deficit	(3,064)	(3,520)	(4,239)

Total liabilities, redeemable convertible preferred stock and shareowners’ deficit	$15,970	$15,781	$15,765

(a)	Cash and cash equivalents and marketable securities amounted to $4,695, $4,589 and $4,507 as of June 30, 2004, March 31, 2004 and September 30, 2003, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,305 issued and 4,304 outstanding as of June 30, 2004, 4,278 issued and 4,277 outstanding as of March 31, 2004 and 4,170 issued and 4,169 outstanding as of September 30, 2003.

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended			Nine months ended June 30,
	June 30, 2004	March 31, 2004	December 31, 2003	2004	2003
Operating Activities
Net income (loss)	$387	$68	$338	$793	$(869)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash portion of business restructuring (reversals) charges	1	(1)	1	1	(179)
Impairment of goodwill	—	—	—	—	35
Depreciation and amortization	172	177	168	517	782
Recovery of bad debts and customer financings	(90)	(99)	(14)	(203)	(99)
Deferred income taxes	—	(12)	—	(12)	(211)
Pension credit	(277)	(280)	(274)	(831)	(759)
Other adjustments for non-cash items	(67)	224	(3)	154	356
Changes in operating assets and liabilities:
Decrease (increase) in receivables	60	17	(62)	15	18
(Increase) decrease in inventories and contracts in process	(158)	(211)	124	(245)	513
(Decrease) increase in accounts payable	(1)	21	(105)	(85)	(104)
Changes in other operating assets and liabilities	115	506	(430)	191	(576)

Net cash provided by (used in) operating activities	142	410	(257)	295	(1,093)

Investing Activities
Capital expenditures	(33)	(32)	(29)	(94)	(226)
(Purchases) maturities of marketable securities	(265)	(409)	(160)	(834)	941
Other investing activities	21	6	30	57	137

Net cash (used in) provided by investing activities	(277)	(435)	(159)	(871)	852

Financing Activities
Issuance of convertible senior debt	—	—	—	—	1,631
Net proceeds from short-term borrowings	7	1	1	9	49
Repayments of long-term debt	(81)	(166)	(62)	(309)	(23)
Issuance of common stock	74	86	76	236	21
Repayment of preferred stock	—	—	(21)	(21)	—
Other financing activities	—	6	—	6	(46)

Net cash (used in) provided by financing activities	—	(73)	(6)	(79)	1,632
Effect of exchange rate changes on cash and cash equivalents	(8)	(4)	32	20	54

Net (decrease) increase in cash and cash equivalents	(143)	(102)	(390)	(635)	1,445
Cash and cash equivalents at beginning of period	3,329	3,431	3,821	3,821	2,894

Cash and cash equivalents at end of period	$3,186	$3,329	$3,431	$3,186	$4,339

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS and RECONCILIATION OF BASIC TO DILUTED EPS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Legal items — shareowner settlement	$72	$(192)	$(33)
SEC settlement	—	(25)	—
Recovery of bad debts and customer financings	94	110	32
Business restructuring	27	17	(14)
Amortization of other intangible assets	—	—	(5)
Impairment of goodwill	—	—	(35)
Business disposition reserve	—	—	10
Impact of early extinguishment of 8% convertible securities and other debt obligations	(1)	(3)	(14)
Related income tax impacts and other discrete tax items	19	55	78

Total	$211	$(38)	$19

Per share impact — basic	$0.05	$(0.01)	$0.00

Per share impact — diluted	$0.04	$(0.01)	$0.00

The above significant items impacting results were reflected in:
Gross margin	$—	$—	$(1)
Operating expenses	117	116	(21)
Other income (expense), net	79	(191)	(17)
Benefit from income taxes	15	37	78
Conversion and redemption cost — 8% redeemable convertible preferred stock	—	—	(20)

	$211	$(38)	$19

	Three months ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Net income (loss)	$387	$68	$(254)
Conversion cost — 8% convertible securities	—	—	(20)
Preferred stock dividends and accretion	—	—	(21)

Net income (loss) applicable to common shareowners — basic	$387	$68	$(295)
Adjustment for dilutive securities on net income (loss):
Interest expense for 2.75% convertible securities	11	—	—
Interest expense for 8.00% convertible securities	17	—	—

Net income (loss) applicable to common shareowners — diluted	$415	$68	$(295)

Weighted average number of shares outstanding — basic	4,288	4,255	4,121
Effect of dilutive securities:
Stock options	76	91	—
2.75% convertible securities	498	—	—
8.00% convertible securities	235	—	—

Weighted average number of shares outstanding — diluted	5,097	4,346	4,121

EPS:
Basic	$0.09	$0.02	$(0.07)
Diluted	$0.08	$0.02	$(0.07)

Certain securities have been excluded from the above calculations for the three months ended June 30 and March 31, 2004 because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive. Due to the net loss incurred for the three months ended June 30, 2003, the diluted loss per share was the same as basic, because any potentially dilutive securities would reduce the loss per share.

Exhibit F

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION
(Unaudited; $ in millions)

	Three months ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Results by Segment *
Total Revenues
Integrated Network Solutions (INS)	$715	$738	$812
Mobility Solutions (Mobility)	986	951	624
Services	473	479	449
Other	16	26	80

Total revenues	$2,190	$2,194	$1,965

U.S. Revenues
INS	$380	$362	$411
Mobility	740	674	458
Services	269	258	252
Other	16	25	80

Total U.S. revenues	$1,405	$1,319	$1,201

Non-U.S. Revenues
INS	$335	$376	$401
Mobility	246	277	166
Services	204	221	197
Other	—	1	—

Total non-U.S. revenues	$785	$875	$764

Operating income (loss)
INS	$68	$65	$22
Mobility	332	378	(49)
Services	77	59	60

Total segment income	477	502	33
Recovery of bad debts and customer financings	90	99	32
Impairment of goodwill	—	—	(35)
Business restructuring	27	17	(14)
Other	(245)	(303)	(285)

Total operating income (loss)	$349	$315	$(269)

Products and Services Revenues
Wireless	$986	$951	$624
Voice networking	325	299	412
Data and network management	254	222	235
Optical networking	136	217	165
Services	473	479	449
Other	16	26	80

Total revenues	$2,190	$2,194	$1,965

*	Consistent with the change in our reporting structure as of October 1, 2003, segment information for periods prior to fiscal 2004 has been reclassified to conform to the current period’s presentation.

Exhibit G

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION
(Unaudited; $ in millions)

	Nine months ended
	June 30,	June 30,
	2004	2003
Results by Segment *
Total Revenues
INS	$2,243	$2,440
Mobility	2,897	2,446
Services	1,418	1,367
Other	85	190

Total revenues	$6,643	$6,443

U.S. Revenues
INS	$1,156	$1,353
Mobility	2,051	1,623
Services	783	753
Other	84	213

Total U.S. revenues	$4,074	$3,942

Non-U.S. Revenues
INS	$1,087	$1,087
Mobility	846	823
Services	635	614
Other	1	(23)

Total non-U.S. revenues	$2,569	$2,501

Operating income (loss)
INS	$329	$(29)
Mobility	882	123
Services	197	125

Total segment income	1,408	219
Recovery of bad debts and customer financings	203	99
Impairment of goodwill	—	(35)
Business restructuring	15	137
Other	(691)	(981)

Total operating income (loss)	$935	$(561)

Products and Services Revenues
Wireless	$2,897	$2,446
Voice networking	987	1,204
Data and network management	707	745
Optical networking	549	491
Services	1,418	1,367
Other	85	190

Total revenues	$6,643	$6,443

*	Consistent with the change in our reporting structure as of October 1, 2003, segment information for periods prior to fiscal 2004 has been reclassified to conform to the current period’s presentation.